Exhibit 31.4

CERTIFICATION
PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a) UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Robert A. McKinney, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Progenics Pharmaceuticals, Inc.; and

2.
Based on my knowledge, this Amendment No. 1 to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert A. McKinney
Date: August 30, 2010	Robert A. McKinney Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer (Principal Financial Officer)